

<ARTICLE> UT
                                                                   EXHIBIT 27.04
<LEGEND>
This schedule contains summary financial information extracted from the
Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated
Statements of Cash Flows and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER>  1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1997
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                    4,342,841
<OTHER-PROPERTY-AND-INVEST>                  1,308,976
<TOTAL-CURRENT-ASSETS>                         785,468
<TOTAL-DEFERRED-CHARGES>                       351,345
<OTHER-ASSETS>                                 269,974
<TOTAL-ASSETS>                               7,058,604
<COMMON>                                       185,465
<CAPITAL-SURPLUS-PAID-IN>                      876,215
<RETAINED-EARNINGS>                          1,355,641
<TOTAL-COMMON-STOCKHOLDERS-EQ>               2,372,621<F1>
<PREFERRED-MANDATORY>                          200,000
<PREFERRED>                                    200,340
<LONG-TERM-DEBT-NET>                         1,856,479
<SHORT-TERM-NOTES>                              41,680
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                  65,000
<LONG-TERM-DEBT-CURRENT-PORT>                  258,535
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                          0
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>               2,019,249<F1>
<TOT-CAPITALIZATION-AND-LIAB>                7,058,604
<GROSS-OPERATING-REVENUE>                    2,034,263
<INCOME-TAX-EXPENSE>                            83,267<F2>
<OTHER-OPERATING-EXPENSES>                   1,645,939
<TOTAL-OPERATING-EXPENSES>                   1,761,681
<OPERATING-INCOME-LOSS>                        272,582
<OTHER-INCOME-NET>                            (27,719)<F3>
<INCOME-BEFORE-INTEREST-EXPEN>                 277,338
<TOTAL-INTEREST-EXPENSE>                       105,400
<NET-INCOME>                                   171,938
<PREFERRED-STOCK-DIVIDENDS>                      8,699
<EARNINGS-AVAILABLE-FOR-COMM>                  163,239
<COMMON-STOCK-DIVIDENDS>                       148,397
<TOTAL-INTEREST-ON-BONDS>                       96,802
<CASH-FLOW-OPERATIONS>                         508,864
<EPS-PRIMARY>                                     2.37<F4>
<EPS-DILUTED>                                     2.36<F4>

<F1>$(44,700) thousand of Common Stockholders' Equity is classified as Other
Items-Capitalization and Liabilities. This represents the net of leveraged common stock held by the Employee Stock Ownership Plan and the currency translation adjustments.

<F2>$(32,475) thousand of non-operating income tax benefit is classified as
Income Tax Expense. The financial statement presentation includes this as a component of Other Income (Expense).

<F3>Includes Income from Nonregulated Businesses Before Interest and Taxes,
Allowance for Funds Used During Construction-Equity, Merger Costs, Other Utility Income (Deductions)-Net and Distributions on redeemable preferred securities of subsidiary trust.

<F4> NOTE 4 - In compliance with SFAS No. 128, Earnings Per Share, EPS-Primary was restated as Earnings Per Average Common Share-Basic and EPS-Diluted was restated as Earnings Per Average Common Share-Assuming Dilution.

